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                                                                    EXHIBIT 21.1



                             KPMG CONSULTING, INC.

                             TABLE OF SUBSIDIARIES


Name of Subsidiary                                            Jurisdiction of Organization
------------------                                            ----------------------------
Educational Information Management Systems, LLC               Delaware

i2Midlantic, LLC                                              Delaware

i2Northwest, LLC                                              Delaware

K Consulting Southeast Asia LLC                               Delaware

KCI Funding Corporation                                       Delaware

KPMG Consulting LLC                                           Delaware

KPMG Consulting Israel, LLC                                   Delaware

KPMG Enterprise Integration Services LLC                      Delaware

Metrius, Inc.                                                 California

OAD Group Inc.                                                California

Peatmarwick, Inc.                                             New York

Qwest Cyber.Solutions LLC                                     Delaware

Softline Consulting and Integrators, Inc.                     Delaware

Versa Management Systems, Inc.                                Illinois

KPMG Consultores SA                                           Argentina

Barents Group Australia Pty Ltd.                              Australia

KPMG Ireland 2000 Limited                                     Bermuda

KPMG Consulting SA                                            Brazil

1097539 Ontario Ltd.                                          Canada

KPMG Consulting LP                                            Canada

KPMG Versa Systems, Inc.                                      Canada

KPMG Peat Marwick LTDA                                        Colombia

KPMG Consultores SA                                           Costa Rica

Barents Group Egypt (Ltd.)                                    Egypt

Grupo Barents Limitada                                        El Salvador

Guam Systems Consulting LLC                                   Guam

KPMG Consultoria SA                                           Guatemala

PT Barents Indonesia                                          Indonesia

KPMG Consulting Company Limited                               Japan

KPMG Consulting Inc.                                          Korea

KPMG Consulting Mexico SRL                                    Mexico

Barents International Markets B.V.                            Netherlands

KPMG Consulting New Zealand, Limited                          New Zealand

The Web                                                       New Zealand

KPMG Consulting, Inc.                                         Panama

KPMG Consulting, S.A.                                         Peru

Barents Group (Europe) Limited                                United Kingdom

KPMG Peat Marwick Consultants SA                              Venezuela